Exhibit 15.1

Deloitte Auditores y Consultores Ltda.

RUT: 80.276.2003

Rosario Nte 407, Santiago, Las Condes,

Región Metropolitana

Chile

Fono: (562) 729 7000

Fax: (562) 374 9177

email: deloittechile@deloitte.com

www.deloitte.cl

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sirs/Madams:

We have read the information required by Item 16 F of Form 20-F dated April 29, 2016 of Celulosa Arauco y Constitución, S.A. (the “Company”), and have the following comments:

1.	We agree with the statements made in the first 5 paragraphs of the section “Change in Registrant’s Certifying Accountant”.

2.	We have no basis on which to agree or disagree with other statements of the registrant contained therein.

Yours sincerely,

/s/ Deloitte

April 29, 2016